                                  SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                 LAUDUS TRUST

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

President's Message


--------------------------------------------------------------------------------
(PHOTO OF EVELYN DILSAVER)
EVELYN DILSAVER is President and CEO of Laudus Funds. She joined the firm in 1992 and has held a variety of executive positions at Schwab.
--------------------------------------------------------------------------------


I'm pleased to bring you the annual report for the Laudus Rosenberg Funds for the year ended March 31, 2006. The consistently strong results generated by the funds have led to substantial growth in assets, which exceeded $4.3 billion as of the end of the report period.

Our primary goal is to deliver consistent and sustainable performance to our shareholders across a variety of investment mandates. We are excited to announce the launch of the Laudus Rosenberg International Discovery Fund which commenced operations on May 31, 2006. This new Fund follows the same investment discipline used in all of the Laudus Rosenberg Funds and provides access to international small/mid-cap companies in developed and emerging markets.

At times, it becomes necessary to close funds due to limited capacity to ensure that our portfolio managers can continue to effectively execute the investment strategy that led to the Funds' success. As of this writing, three of our funds remained closed to new investors: Laudus Rosenberg International Small Capitalization Fund, Laudus Rosenberg U.S. Discovery Fund and Laudus Rosenberg U.S. Small Capitalization Fund.

By now, you would have received a proxy statement from the Laudus Funds in which the Laudus Board of Trustees is asking you to approve a proposal to elect ten members to the Board of Trustees, three from the current Board of Trustees plus seven new nominees, all of whom are experienced mutual fund directors. I would like to take this opportunity to remind you that all votes are important and to encourage you to participate in the governance of your funds by voting your shares as soon as possible. If you need help voting or have questions about the proxy, please call our proxy solicitor, D.F. King at 1-888-605-1956.

In closing, I'd like to emphasize that your trust is very important to us, and I will do all I can to maintain that trust. Thank you for investing in Laudus Funds.

Sincerely,

/s/ Evelyn Dilsaver

Investors should consider carefully information contained in the prospectus, including investment objectives, risks, charges and expenses. You can request a prospectus by calling 800-447-3332. Please read the prospectus carefully before investing.

                                                  Laudus Trust Annual Report   1